Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Rocket Lab USA, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common stock, $0.0001 par value per share	16,266,666(2)	$187,066,659.00	S-4	333-257440	July 21, 2021

Equity	Common stock, $0.0001 par value per share	8,000,000(3)	$82,720,000.00	S-4	333-257440	July 21, 2021

Other	Warrants to Purchase common stock	5,600,000(4)	$14,728,000.00	S-4	333-257440	July 21, 2021

Equity	Common stock, $0.0001 par value per share	347,322,185(5)	$76,410,880.70	S-4	333-257440	July 21, 2021

Equity	Common stock, $0.0001 par value per share	46,700,000(6)	$686,023,000.00	S-1	333-259797	October 7, 2021

Equity	Common stock, $0.0001 par value per share	8,903,322(7)	$130,789,800.18	S-1	333-259797	October 7, 2021

Equity	Common stock, $0.0001 par value per share	878,887(8)	$12,910,850.03	S-1	333-259797	October 7, 2021

Equity	Common stock, $0.0001 par value per share	1,720,841(9)	$11,804,969.26	S-1	333-264781	May 27, 2022

Equity	Common stock, $0.0001 par value per share	956,023(10)	$6,558,317.78	S-1	333-264781	May 27, 2022

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents the issuance and sale by the registrant of up to 16,266,666 shares of the registrant’s common stock, par value $0.0001 per share (“common stock”) upon the exercise of outstanding warrants originally issued by Vector (as defined in the prospectus) and converted in the domestication, consisting of 10,666,666 shares issuable upon exercise of warrants that were public warrants (which were subsequently redeemed) and 5,600,000 shares underlying warrants initially issued in a private placement simultaneously with Vector’s initial public offering (the “private placement warrants”), all of which were registered in the registrant’s previous Registration Statement on Form S-4, as amended (File No. 333-257440), which was originally declared effective by the Securities and Exchange Commission on July 21, 2021 (the “Prior S-4 Registration Statement”). Accordingly, all registration fees have been previously paid with the Prior S-4 Registration Statement.

(3)

Represents 8,000,000 shares of common stock offered for resale by selling securityholders identified in the registrant’s previous Registration Statement on Form S-1, as amended (File Nos. 333-257440 and 333-259797), which was declared effective on October 7, 2021 (the “Prior Registration Statement”) issued upon consummation of the Business Combination (as defined in the prospectus) in exchange for shares of Vector’s Class B ordinary shares originally issued in a private placement to Vector’s initial shareholders, all of which were registered on the Prior S-4 Registration Statement. Accordingly, all registration fees have been previously paid with the Prior S-4 Registration Statement.

(4)

Represents the 5,600,000 private placement warrants offered for resale by selling securityholders identified in the Prior Registration Statement, all of which were registered on the registrant’s Prior S-4 Registration Statement. Accordingly, all registration fees have been previously paid with the Prior S-4 Registration Statement.

(5)

Represents shares of common stock issued or issuable at the consummation of the Business Combination, of which 320,620,531 shares of common stock that are currently outstanding and issued in the Business Combination, and up to 26,700,653 shares of common stock that may be issuable as Earn-Out Shares (as defined in the Prior Registration Statement), are offered for resale by selling securityholders identified in the Prior Registration Statement, all of which were registered on the registrant’s Prior S-4 Registration Statement. Accordingly, all registration fees have been previously paid with the Prior S-4 Registration Statement.

(6)

Represents shares of common stock issued pursuant to subscription agreements, dated as of March 1, 2021, with certain investors in connection with the Business Combination that were previously registered for resale by selling securityholders identified in the Prior Registration Statement. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(7)

Represents shares of common stock offered for resale by selling securityholders identified in the Prior Registration Statement underlying outstanding stock options and restricted stock units assumed by the registrant as a result of the transactions completed under the Business Combination, all of which were registered on the registrant’s Prior Registration Statement. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(8)

Represents shares common stock offered for resale by selling securityholders identified in the Prior Registration Statement underlying outstanding stock options and restricted stock units assumed by the registrant in the Business Combination, all of which were registered on the registrant’s Prior Registration Statement. Accordingly, all registration fees have been previously paid with the Prior Registration Statement.

(9)

Represents 1,720,841 shares of common stock offered for resale by selling securityholders identified in the Registration Statement filed on Form S-1 (File No. 333-264781), which was declared effective on May 27, 2022 (the “PSC Registration Statement”) issued pursuant to the PSC Acquisition (as defined in the prospectus), all of which were registered on the registrant’s PSC Registration Statement. Accordingly, all registration fees have been previously paid with the PSC Registration Statement.

(10)

Represents up to 956,023 shares of common stock that may be issuable as PSC Earnout Shares (as defined in the prospectus) and are offered for resale by selling securityholders identified in the PSC Registration Statement, all of which were registered on the registrant’s PSC Registration Statement. Accordingly, all registration fees have been previously paid with the PSC Registration Statement.